Exhibit 23.2
CONSENT OF WHARTON LEVIN EHRMANTRAUT & KLEIN, P.A.
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of any references to our firm, or any references to advice rendered by our firm, contained in Kaiser Aluminum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ WHARTON LEVIN EHRMANTRAUT & KLEIN, P.A.
July 6, 2006